AMENDMENT NO. 10
THIRD AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
     This amendment dated as of January 7, 2011, amends The Third Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to add the following portfolio: Invesco V.I. Balanced-Risk Allocation Fund;
     NOW THEREFORE, the parties agree that:
1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
THIRD AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Portfolios	Effective Date of Agreement
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Basic Balanced Fund	July 1, 2006
Invesco V.I. Basic Value Fund	July 1, 2006
Invesco V.I. Capital Appreciation Fund	July 1, 2006
Invesco V.I. Capital Development Fund	July 1, 2006
Invesco V.I. Core Equity Fund	July 1, 2006
Invesco V.I. Diversified Income Fund	July 1, 2006
Invesco V.I. Dynamics Fund	July 1, 2006
Invesco V.I. Financial Services Fund	July 1, 2006
Invesco V.I. Global Health Care Fund	July 1, 2006
Invesco V.I. Global Multi-Asset Fund	October 22, 2008
Invesco V.I. Global Real Estate Fund	July 1, 2006
Invesco V.I. Government Securities Fund	July 1, 2006
Invesco V.I. High Yield Fund	July 1, 2006
Invesco V.I. International Growth Fund	July 1, 2006
Invesco V.I. Large Cap Growth Fund	July 1, 2006
Invesco V.I. Leisure Fund	July 1, 2006
Invesco V.I. Mid Cap Core Equity Fund	July 1, 2006
Invesco V.I. Money Market Fund	July 1, 2006
Invesco V.I. Small Cap Equity Fund	July 1, 2006
Invesco V.I. Technology Fund	July 1, 2006
Invesco V.I. Utilities Fund	July 1, 2006
Invesco V.I. Dividend Growth Fund	February 12, 2010
Invesco V.I. Global Dividend Growth Fund	February 12, 2010

Portfolios	Effective Date of Agreement
Invesco V.I. High Yield Securities Fund	February 12, 2010
Invesco V.I. Income Builder Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Select Dimensions Balanced Fund	February 12, 2010
Invesco V.I. Select Dimensions Dividend Growth Fund	February 12, 2010
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Van Kampen V.I. Capital Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Comstock Fund	February 12, 2010
Invesco Van Kampen V.I. Equity and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund	February 12, 2010
Invesco Van Kampen V.I. Global Value Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Government Fund	February 12, 2010
Invesco Van Kampen V.I. Growth and Income Fund	February 12, 2010
Invesco Van Kampen V.I. High Yield Fund	February 12, 2010
Invesco Van Kampen V.I. International Growth Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Value Fund	February 12, 2010
Invesco Van Kampen V.I. Value Fund	February 12, 2010”
     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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